UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 20, 2019

W&T Offshore, Inc.

(Exact name of registrant as specified in its charter)

1-32414

(Commission File Number)

Texas	72-1121985
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

Nine Greenway Plaza, Suite 300

Houston, Texas 77046

(Address of Principal Executive Offices)

713.626.8525

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On March 20, 2019, the directors of W&T Offshore, Inc. (the “Company”) unanimously approved and adopted the Second Amended and Restated Bylaws of the Company (the “Bylaws”), which incorporate amendments to the Amended and Restated Bylaws to (i) revise Article VII Capital Stock to provide for the issuance, maintenance and transfer of the Company’s outstanding capital stock in uncertificated form, on records maintained by the Company or its designated transfer agent, in addition to certificated form, (ii) delete from Section 8 Proxies as unnecessary, a requirement of filing with the Company prior to its execution any proposed shareholder action to be taken by written consent, as such written shareholder consents are not, and have not been, permitted under the Company’s Articles of Incorporation, as amended, and (iii) replace statutory references to the Texas Business Corporations Act (“TBCA”) throughout the Bylaws with references to the Texas Business Organizations Code, which has replaced the TBCA.

A copy of the Second Amended and Restated Bylaws of the Company are filed as Exhibit 3.1 of this report and are incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Second Amended and Restated Bylaws of W&T Offshore, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W&T OFFSHORE, INC.
(Registrant)

Dated: March 22, 2019	By:	/s/ Shahid A. Ghauri
	Name:	Shahid A. Ghauri
	Title:	Vice President, General Counsel and Corporate Secretary